Docket No. RE-00000C-94-0165

               TITLE 14. PUBLIC SERVICE CORPORATIONS; CORPORATIONS

                     AND ASSOCIATIONS; SECURITIES REGULATION

               CHAPTER 2. CORPORATION COMMISSION - FIXED UTILITIES

                          ARTICLE 2. ELECTRIC UTILITIES


Section

R14-2-203.        Establishment of service

R14-2-204.        Minimum customer information requirements

R14-2-208.        Provision of service

R14-2-209.        Meter reading

R14-2-210.        Billing and collection

R14-2-211.        Termination of service
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R14-2-203. Establishment of service

A.       No change.

B.       Deposits

         1. A utility shall not require a deposit from a new applicant for residential service if the applicant is able to meet any of the following requirements:

                  a. The applicant has had service of a comparable nature with the utility within the past two years and was not delinquent in payment more than twice during the last 12 consecutive months or disconnected for nonpayment.

                  b. The applicant can produce a letter regarding credit or verification from an electric utility where service of a comparable nature was last received which states applicant had a timely payment history at time of service discontinuance.

                  c. In lieu of a deposit, a new applicant may provide a Letter of Guarantee from a governmental or non-profit entity or a surety bond as security for the utility.

         2. The utility shall issue a nonnegotiable receipt to the applicant for the deposit. The inability of the customer to produce such a receipt shall in no way impair his right to receive a refund of the deposit which is reflected on the utility's records.

         3. Deposits shall be interest bearing; the interest rate and method of calculation shall be filed with and approved by the Commission in a tariff proceeding.

         4. Each utility shall file a deposit refund procedure with the Commission, subject to Commission review and approval during a tariff proceeding. However, each utility's refund policy shall
                  include  provisions  for  residential   deposits  and  accrued
                  interest to be refunded or letters of guarantee or surety bonds to expire after 12 months of service if the customer has not been delinquent more than twice in the payment of utility bills.
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         5.       A utility may require a  residential  customer to establish or reestablish a deposit if the customer becomes delinquent in the payment of 2 bills within a 12 consecutive month period or has been disconnected for service during the last 12 months.

         6. The amount of a deposit required by the utility shall be determined according to the following terms:

                  a. Residential customer deposits shall not exceed two times that customer's estimated average monthly bill.

                  b. Nonresidential customer deposits shall not exceed two and one-half times that customer's estimated maximum monthly bill.

         7. The utility may review the customer's usage after service has been connected and adjust the deposit amount based upon the customer's actual usage.

         8.       A separate deposit may be required for each meter installed.

C.       No change.

D.       Service establishments, re-establishments or reconnection charge

         1. Each utility may make a charge as approved by the Commission for the establishment, reestablishment, or reconnection of utility services, including transfers between Electric Service Providers.

         2. Should service be established during a period other than regular working hours at the customer's request, the customer may be required to pay an after-hour charge for the service connection. Where the utility scheduling will not permit service establishment on the same day requested, the customer can elect to pay the after-hour charge for establishment that day or his service will be established on the next available normal working day.

         3. For the purpose of this rule, the definition of service establishments are where the customer's facilities are ready and acceptable to the utility and the utility needs only to install a meter, read a meter, or turn the service on.
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         4.       Service  establishments with an Electric Service Provider will be scheduled for the next regular meter read date if the direct access service request is processed 15 calendar days prior to that date and appropriate metering equipment is in place. If a direct access service request is made in less than 15 days prior to the next regular read date, service will be established at the next regular meter read date thereafter. The utility may offer after-hours or earlier service for a fee.

E.       No change.

R14-2-204. Minimum customer information requirements

A.       Information for residential customers

         1. A utility shall make available upon customer request not later than 60 days from the date of request a concise summary of the rate schedule applied for by such customer. The summary shall include the following:

                  a. The monthly minimum or customer charge, identifying the amount of the charge and the specific amount of usage included in the minimum charge, where applicable.

                  b.       Rate blocks, where applicable.

                  c.       Any adjustment factor(s) and method of calculation.

         2. The utility shall to the extent practical identify its tariff that is most advantageous to the customer and notify the customer of such prior to service commencement.

         3. In addition, a utility shall make available upon customer request, not later than 60 days from date of service commencement, a concise summary of the utility's tariffs or the Commission's rules and regulations concerning:

                  a.       Deposits

                  b.       Termination of service

                  c.       Billing and collection

                  d.       Complaint handling.
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         4.       Each  utility  upon  request  of a customer  shall  transmit a written statement of actual consumption by such customer for each billing period during the prior 12 months unless such data is not reasonably ascertainable.

         5. Each utility shall inform all new customers of their right to obtain the information specified above.

B.       No change.

R14-2-208. Provision of Service

A.       Utility responsibility

         1. Each utility shall be responsible for the safe transmission and/or distribution of electricity until it passes the point of delivery to the customer.

         2. The entity having control of the meter shall be responsible for maintaining in safe operating condition all meters, equipment and fixtures installed on the customer's premises by the entity for the purposes of delivering electric service to the customer.

         3. The Utility Distribution Company may, at its option, refuse service until the customer has obtained all required permits and/or inspections indicating that the customer's facilities comply with local construction and safety standards.

B.       No change.

C.       No change.

D.       No change.

E.       No change.

F.       No change.
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R14-2-209. Meter Reading

A.       Company or customer meter reading

         1. Each utility, billing entity or Meter Reading Service Provider may at its discretion allow for customer reading of meters.

         2. It shall be the responsibility of the utility or Meter Reading Service Provider to inform the customer how to properly read his or her meter.

         3. Where a customer reads his or her own meter, the utility or Meter Reading Service Provider will read the customer's meter at least once every six months.

         4. The utility, billing entity or Meter Reading Service Provider shall provide the customer with postage-paid cards or other methods to report the monthly reading.

         5. Each utility or Meter Reading Service Provider shall specify the timing requirements for the customer to submit his or her monthly meter reading to conform with the utility's billing cycle.

         6. Where the Electric Service Provider is responsible for meter reading, reads will be available for the Utility Distribution Company's or billing entity's billing cycle for that customer, or as otherwise agreed upon by the Electric Service Provider and the Utility Distribution Company or billing entity.

         7. In the event the customer fails to submit the reading on time, the utility or billing entity may issue the customer an estimated bill.

         8. In the event the Electric Service Provider responsible for meter reading fails to deliver reads to the Meter Reader Service Provider server within 3 days of the scheduled cycle read date, the Affected Utility may estimate the reads.

         9. Meters shall be read monthly on as close to the same day as practical.

B.       Measuring of service

         1. All energy sold to customers and all energy consumed by the utility, except that sold according to fixed charge schedules, shall be measured by commercially
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                  acceptable  measuring devices,  except where it is impractical to install meters, such as street lighting or security lighting, or where otherwise authorized by the Commission.

         2. When there is more than one meter at a location, the metering equipment shall be so tagged or plainly marked as to indicate the circuit metered or metering equipment.

         3. Meters which are not direct reading shall have the multiplier plainly marked on the meter.

         4. All charts taken from recording meters shall be marked with the date of the record, the meter number, customer, and chart multiplier.

         5. Metering equipment shall not be set "fast" or "slow" to compensate for supply transformer or line losses.

C.       Meter rereads

         1. Each utility or Meter Reading Service Provider shall at the request of a customer, or the customer's Electric Service Provider, Utility Distribution Company (as defined in A.A.C. R14-2-1601) or billing entity reread that customer's meter within ten working days after such a request.

         2. Any reread may be charged to the customer, or the customer's Electric Service Provider, Utility Distribution Company (as defined in A.A.C. R14-2-1601) or billing entity at a rate on file and approved by the Commission, provided that the original reading was not in error.

         3. When a reading is found to be in error, the reread shall be at no charge to the customer, or the customer's Electric Service Provider, Utility Distribution Company (as defined in A.A.C. R14-2-1601) or billing entity.
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D.       Access to customer premises

Each utility shall have the right of safe ingress to and egress from the customer's premises at all reasonable hours for any purpose reasonably connected with property used in furnishing service and the exercise of any and all rights secured to it by law or these rules.

E.       No change.

F.       Request for meter tests

A utility or Meter Service Provider shall test a meter upon the request of the customer, or the customer's Electric Service Provider, Utility Distribution Company (as defined in A.A.C. R14-2-1601) or billing entity request, and each utility or billing entity shall be authorized to charge the customer, or the customer's Electric Service Provider, Utility Distribution Company (as defined in A.A.C. R14-2-1601) or billing entity for such meter test according to the tariff on file and approved by the Commission. However, if the meter is found to be in error by more than 3%, no meter testing fee will be charged to the customer, or the customer's Electric Service Provider, Utility Distribution Company or billing entity.

R14-2-210. Billing and collection

A.       Frequency and estimated bills

         1. Unless otherwise approved by the Commission, the utility or billing entity shall render a bill for each billing period to every customer in accordance with its applicable rate schedule and may offer billing options for the services rendered. Meter readings shall be scheduled for periods of not less than 25 days without customer authorization or more than 35 days. If the utility or Meter Reading Service Provider changes a meter reading route or schedule resulting in a significant alteration of billing cycles, notice shall be given to the affected customers.

         2. Each billing statement rendered by the utility or billing entity shall be computed
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                  on the actual usage during the billing period.  If the utility or Meter Reading Service Provider is unable to obtain an actual reading, the utility or billing entity may estimate the consumption for the billing period giving consideration the following factors where applicable:

                  a. The customer's usage during the same month of the previous year,

                  b.       The amount of usage during the preceding month.

         3. Estimated bills will be issued only under the following conditions unless otherwise approved by the Commission:

                  a. When extreme weather conditions, emergencies, or work stoppages prevent actual meter readings.

                  b. Failure of a customer who reads his own meter to deliver his meter reading to the utility or Meter Reading Service Provider in accordance with the requirements of the utility or Meter Reading Service Provider billing cycle.

                  c. When the utility or Meter Reading Service Provider is unable to obtain access to the customer's premises for the purpose of reading the meter, or in situations where the customer makes it unnecessarily difficult to gain access to the meter, that is, locked gates, blocked meters, vicious or dangerous animals, etc. If the utility or Meter Reading Service Provider is unable to obtain an actual reading for these reasons, it shall undertake reasonable alternatives to obtain a customer reading of the meter.

                   d.      Due  to  customer   equipment   failure,   a  1-month
                           estimation  will be  allowed.
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                           Failure to remedy the  customer  equipment  condition
                           will   result  in   penalties   as   imposed  by  the
                           Commission.

                  e. To facilitate timely billing for customers using load profiles.

         4. After the third consecutive month of estimating the customer's bill due to lack of meter access, the utility or Meter Reading Service Provider will attempt to secure an accurate reading of the meter. Failure on the part of the customer to comply with a reasonable request for meter access may lead to discontinuance of service.

         5. A utility or billing entity may not render a bill based on estimated usage if:

                  a.       The estimating  procedures employed by the utility or
                           billing   entity  have  not  been   approved  by  the
                           Commission.

                  b. The billing would be the customer's first or final bill for service.

                  c. If the customer is a direct access customer requiring load data.

         6. When a utility or billing entity renders an estimated bill in accordance with these rules, it shall:
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                  a.       Maintain  accurate  records of the reasons  therefore
                           and efforts made to secure an actual reading;

                  b.       Clearly  and  conspicuously  indicate  that  it is an
                           estimated   bill  and  note   the   reason   for  its
                           estimation;

                  c.       Use  customer   supplied  meter  readings,   whenever
                           possible, to determine usage.

B.       Combining meters, minimum bill information

         1. Each meter at a customer's premise will be considered separately for billing purposes, and the readings of two or more meters will not be combined unless otherwise provided for in the utility's tariffs. This provision does not apply in the case of aggregation of competitive services as described in A.A.C. R14-2-1601.

         2. Each bill for residential service will contain the following minimum information:

                  a. The beginning and ending meter readings of the billing period, the dates thereof, and the number of days in the billing period;

                  b. The date when the bill will be considered due and the date when it will be delinquent, if not the same;

                  c. Billing usage, demand, basic monthly service charge and total amount due;

                  d.       Rate schedule number or service offer;

                  e.       Customer's name and service account number;

                  f.       Any previous balance;
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                  g.       Fuel adjustment cost, where applicable;

                  h. License, occupation, gross receipts, franchise and sales taxes;

                  i. The address and telephone numbers of the Electric Service Provider, and/or the Utility Distribution Company designating where the customer may initiate an inquiry or complaint concerning the bill or services rendered;

                  j. The Arizona Corporation Commission address and toll free telephone numbers;

                  k.       Other unbundled rates and charges.

C.       Billing terms

         1. All bills for utility services are due and payable no later than 15 days from the date of the bill. Any payment not received within this time frame shall be considered delinquent and could incur a late payment charge.

         2. For purposes of this rule, the date a bill is rendered may be evidenced by:

                  a.       The postmark date;

                  b.       The mailing date;

                  c. The billing date shown on the bill (however, the billing date shall not
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                           differ from the postmark or mailing date by more than
                           2 days);

                  d.       The transmission date for electronic bills.

         3. All delinquent bills shall be subject to the provisions of the utility's termination procedures.

         4. All payments shall be made at or mailed to the office of the utility or to the utility's authorized payment agency or the office of the billing entity. The date on which the utility actually receives the customer's remittance is considered the payment date.

D. Applicable tariffs, prepayment, failure to receive, commencement date, taxes

         1. Each customer shall be billed under the applicable tariff indicated in the customer's application for service.

         2. Each utility or billing entity shall make provisions for advance payment of utility services.

         3. Failure to receive bills or notices which have been properly placed in the United States mail shall not prevent such bills from becoming delinquent nor relieve the customer of his obligations therein.

         4. Charges for electric service commence when the service is actually installed and connection made, whether used or not. A minimum one-month billing period is established on the date the service is installed (excluding landlord/utility special agreements).
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         5.       Charges  for  services  disconnected  after 1 month  shall  be prorated back to the customer of record.

E.       Meter error corrections

         1. The utility or Meter Reading Service Provider shall test a meter upon customer request and each utility or billing entity shall be authorized to charge the customer for such meter test according to the tariff on file approved by the Commission. However, if the meter is found to be in error by more than 3%, no meter testing fee may be charged to the customer. If the meter is found to be more than 3% in error, either fast or slow, the correction of previous bills will be made under the following terms allowing the utility or billing entity to recover or refund the difference:

                  a. If the date of the meter error can be definitely fixed, the utility or billing entity shall adjust the customer's billings back to that date. If the customer has been underbilled, the utility or billing entity will allow the customer to repay this difference over an equal length of time that the underbillings occurred. The customer may be allowed to pay the backbill without late payment penalties, unless there is evidence of meter tampering or energy diversion.

                  b.       If  it is  determined  that  the  customer  has  been
                           overbilled   and  there  is  no   evidence  of  meter
                           tampering or energy diversion, the utility or billing entity will make prompt refunds in the difference
                           between  the  original   billing  and  the  corrected
                           billing within the next billing cycle.
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         2.       No  adjustment  shall  be made by the  utility  except  to the customer last served by the meter tested.

         3. Any underbilling resulting from a stopped or slow meter, utility or Meter Reading Service Provider meter reading error, or a billing calculation shall be limited to 3 months for residential customers and 6 months for non-residential customers. However, if an underbilling by the utility occurs due to inaccurate, false or estimated information from a third party, then that utility will have a right to back bill that third party to the point in time that may be definitely fixed, or 12 months. No such limitation will apply to overbillings.

F.       Insufficient funds (NSF) or returned checks

         1. A utility or billing entity shall be allowed to recover a fee, as approved by the Commission in a tariff proceeding, for each instance where a customer tenders payment for electric service with a check which is returned by the customer's bank.

         2.       When  the  utility  or  billing  entity  is  notified  by  the customer's bank that the check tendered for utility service will not clear, the utility or billing entity may require the customer to make payment in cash, by money order, certified check, or other means to guarantee the customer's payment.
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         3.       A  customer  who  tenders  such  a  check  shall  in no way be relieved of the obligation to render payment to the utility or billing entity under the original terms of the bill nor defer
                  the  utility's   provision  of   termination  of  service  for
                  nonpayment of bills.

G.       Levelized billing plan

         1. Each utility may, at its option, offer its residential customers a levelized billing plan.

         2. Each utility offering a levelized billing plan shall develop, upon customer request, an estimate of the customer's levelized billing for a 12-month period based upon:

                  a. Customer's actual consumption history, which may be adjusted for abnormal conditions such as weather variations.

                  b.       For  new   customers,   the  utility  will   estimate
                           consumption based on the customer's anticipated load requirements.

                  c.       The  utility's  tariff  schedules   approved  by  the
                           Commission applicable to that customer's class of service.

         3. The utility shall provide the customer a concise explanation of how the levelized billing estimate was developed, the impact of levelized billing on a customer's monthly utility bill, and the utility's right to adjust the customer's billing for any variation between the utility's estimated billing and actual billing.

         4. For those customers being billed under a levelized billing plan, the utility shall show, at a minimum, the following information on their monthly bill:
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                  a.       Actual consumption

                  b.       Dollar amount  due for actual consumption

                  c.       Levelized billing amount due

                  d. Accumulated variation in actual versus levelized billing amount.

         5. The utility may adjust the customer's levelized billing in the event the utility's estimate of the customer's usage and/or cost should vary significantly from the customer's actual usage and/or cost; such review to adjust the amount of the levelized billing may be initiated by the utility or upon customer request.

H.       Deferred payment plan

         1. Each utility may, prior to termination, offer to qualifying residential customers a deferred payment plan for the customer to retire unpaid bills for utility service.

         2. Each deferred payment agreement entered into by the utility and the customer shall provide that service will not be discontinued if:

                  a. Customer agrees to pay a reasonable amount of the outstanding bill at the time the parties enter into the deferred payment agreement.

                  b. Customer agrees to pay all future bills for utility service in accordance with the billing and collection tariffs of the utility.

                  c. Customer agrees to pay a reasonable portion of the remaining outstanding balance in installments over a period not to exceed six months.

         3. For the purposes of determining a reasonable installment payment schedule under these rules, the utility and the customer shall give consideration to the following conditions:

                  a.       Size of the delinquent account
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                  b.       Customer's ability to pay

                  c.       Customer's payment history

                  d.       Length of time that the debt has been outstanding

                  e.       Circumstances   which  resulted  in  the  debt  being
                           outstanding

                  f.       Any   other   relevant   factors   related   to   the
                           circumstances of the customer.

         4.       Any  customer  who  desires to enter  into a deferred  payment agreement shall establish such agreement prior to the utility's scheduled termination date for nonpayment of bills. The customer's failure to execute such an agreement prior to the termination date will not prevent the utility from disconnecting service for nonpayment.

         5.       Deferred  payment  agreements  may be in  writing  and  may be
                  signed   by   the   customer   and   an   authorized   utility
                  representative.

         6. A deferred payment agreement may include a finance charge as approved by the Commission in a tariff proceeding.

         7. If a customer has not fulfilled the terms of a deferred payment agreement, the utility shall have the right to disconnect service pursuant to the utility's termination of service rules. Under such circumstances, it shall not be required to offer subsequent negotiation of a deferred payment agreement prior to disconnection.

I.       Change of occupancy

         1. To order service discontinued or to change occupancy, the customer must give the utility at least 3 working days advance notice in person, in writing, or by telephone.
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         2.       The outgoing  customer  shall be  responsible  for all utility services provided and/or consumed up to the scheduled turnoff date.

         3. The outgoing customer is responsible for providing access to the meter so that the utility may obtain a final meter reading.

R14-2-211. Termination of service

A.       Nonpermissible reasons to disconnect service

         1. A utility may not disconnect service for any of the reasons stated below:

                  a. Delinquency in payment for services rendered to a prior customer at the premises where service is being provided, except in the instance where the prior customer continues to reside on the premises.

                  b. Failure of the customer to pay for services or equipment which are not regulated by the Commission.

                  c. Nonpayment of a bill related to another class of service.

                  d. Failure to pay for a bill to correct a previous underbilling due to an inaccurate meter or meter failure if the customer agrees to pay over a reasonable period of time.

                  e. A utility shall not terminate residential service where the customer has an inability to pay and:

                           i. The customer can establish through medical documentation that, in the opinion of a licensed medical physician, termination would be especially dangerous to the customer's or a permanent resident residing on the customer's premises health, or

                           ii. Life supporting equipment used in the home that is dependent on utility service for operation of such apparatus, or

                           iii. Where weather will be especially dangerous to health as defined herein or as determined by the Commission.

                  f. Residential service to ill, elderly, or handicapped persons who have an inability to pay will not be terminated until all of the following have been attempted:

                           i. The customer has been informed of the availability of funds from various government and social assistance agencies of which the utility is aware.

                           ii. A third party previously designated by the customer has been notified and has not made arrangements to pay the outstanding utility bill.

                  g. A customer utilizing the provisions of d. or e. above may be required to enter into a deferred payment agreement with the utility within ten days after the scheduled termination date.

                  h. Disputed bills where the customer has complied with the Commission's rules on customer bill disputes.

B.       Termination of service without notice

         1. In a competitive marketplace, the Electric Service Provider cannot order a disconnect for non-payment, but can only send a notice of contract cancellation to the customer and the Utility Distribution Company. Utility service may be disconnected without advance written notice under the following conditions:

                  a. The existence of an obvious hazard to the safety or health of the consumer or the general population or the utility's personnel or facilities.

                  b.       The utility has evidence of meter tampering or fraud.

                  c.       Failure of a customer to comply with the  curtailment
                           procedures   imposed  by  a  utility   during  supply
                           shortages.

         2.       The utility shall not be required to restore service until the
                  conditions   which  resulted  in  the  termination  have  been
                  corrected to the satisfaction of the utility.

         3. Each utility shall maintain a record of all terminations of service without notice. This record shall be maintained for a minimum of one year and shall be available for inspection by the Commission.

C.       Termination of service with notice

         1. In a competitive marketplace, the Electric Service Provider cannot order a disconnect for non-payment, but can only send a notice of contract cancellation to the customer and the Utility Distribution Company. A utility may disconnect service to any customer for any reason stated below provided the utility has met the notice requirements established by the
                  Commission:

                  a.       Customer violation of any of the utility's tariffs.

                  b. Failure of the customer to pay a delinquent bill for utility service.

                  c. Failure to meet or maintain the utility's deposit requirements.

                  d. Failure of the customer to provide the utility reasonable access to its equipment and property.

                  e. Customer breach of a written contract for service between the utility and customer.

                  f.       When  necessary  for the  utility  to comply  with an
                           order  of  any   governmental   agency   having  such
                           jurisdiction.

         2. Each utility shall maintain a record of all terminations of service with notice. This record shall be maintained for one year and be available for Commission inspection.

D.       No change.

E.       No change.

F.       No change.

                                                    Docket No. RE-00000C-94-0165

             TITLE 14. PUBLIC SERVICE CORPORATIONS; CORPORATIONS AND

                       ASSOCIATIONS; SECURITIES REGULATION

               CHAPTER 2. CORPORATION COMMISSION - FIXED UTILITIES

                     ARTICLE 16. RETAIL ELECTRIC COMPETITION


Section

R14-2-1601.       Definitions

R14-2-1603.       Certificates of Convenience and Necessity

R14-2-1604.       Competitive Phases

R14-2-1605.       Competitive Services

R14-2-1606.       Services Required To Be Made Available

R14-2-1607.       Recovery of Stranded Cost of Affected Utilities

R14-2-1608.       System Benefits Charges

R14-2-1609.       Solar Portfolio Standard

R14-2-1610.       Transmission and Distribution Access

R14-2-1611.       In-state Reciprocity

R14-2-1612.       Rates

R14-2-1613.       Service  Quality,  Consumer  Protection,  Safety,  and Billing
                  Requirements

R14-2-1614.       Reporting Requirements

R14-2-1615.       Administrative Requirements

R14-2-1616.       Separation of Monopoly and Competitive Services

R14-2-1617.       Affiliate Transactions

R14-2-1618.       Disclosure of Information

R14-2-1601. Definitions

In this Article, unless the context otherwise requires:

         1.       No change.

         2. "Aggregator" means an Electric Service Provider that combines retail electric customers into a purchasing group.

         3. "Bundled Service" means electric service provided as a package to the consumer including all generation, transmission, distribution, ancillary and other services necessary to deliver and measure useful electric energy and power to consumers.

         4. "Buy-through" refers to a purchase of electricity by an Affected Utility at wholesale for a particular retail consumer or aggregate of consumers or at the direction of a particular retail consumer or aggregate of consumers.

         5. "Competition Transition Charge" (CTC) is a means of recovering Stranded Costs from the customers of competitive services.

         6.       "Competitive  Services"  means all aspects of retail  electric
                  service   except  those  services   specifically   defined  as
                  "noncompetitive services" pursuant to R14-2-1601(29).

         7. "Control Area Operator" is the operator of an electric system or systems, bounded by interconnection metering and telemetry, capable of controlling generation to maintain its interchange schedule with other such systems and contributing to frequency regulation of the interconnection.

         8. "Consumer Information" is impartial information provided to consumers about competition or competitive and noncompetitive services and is distinct from advertising and marketing.

         9. "Current Transformer" (CT) is an electrical device used in conjunction with an electric meter to provide a measurement of energy consumption for metering purposes.

         10.      "Direct  Access  Service  Request"  (DASR)  means a form  that contains all
                  necessary billing and metering information to allow customers to switch electric service providers. This form must be submitted to the Utility Distribution Company by the customer's Electric Service Provider or the customer.

         11. "Delinquent Accounts" means customer accounts with outstanding past due payment obligations that remain unpaid after the due date.

         12. "Distribution Primary Voltage" is voltage as defined under the Affected Utility's Federal Energy Regulatory Commission (FERC) Open Access Transmission Tariff, except for Meter Service Providers, for which Distribution Primary Voltage is voltage at or above 600 volts (600V) through and including 25 kilovolts (25 kV).

         13. "Distribution Service" means the delivery of electricity to a retail consumer through wires, transformers, and other devices that are not classified as transmission services subject to the jurisdiction of the Federal Energy Regulatory Commission; Distribution Service excludes Metering Services, Meter Reading Services, and billing and collection services, as those terms are used herein.

         14. "Electronic Data Interchange" (EDI) is the computer-to-computer electronic exchange of business documents using standard formats which are recognized both nationally and internationally.

         15. "Electric Service Provider" (ESP) means a company supplying, marketing, or brokering at retail any of the competitive services described in R14-2-1605 or R14-2-1606, pursuant to a Certificate of Convenience and Necessity.

         16.      "Electric Service Provider Service  Acquisition  Agreement" or
                  "Service

                  Acquisition Agreement" means a contract between an Electric Service Provider and a Utility Distribution Company to deliver power to retail end users or between an Electric Service Provider and a Scheduling Coordinator to schedule transmission service.

         17.      "Generation"   means  the  production  of  electric  power  or
                  contract rights to the receipt of wholesale electric power.

         18. "Green Pricing" means a program offered by an Electric Service Provider where customers elect to pay a rate premium for solar-generated electricity.

         19. "Independent Scheduling Administrator" (ISA) is a proposed entity, independent of transmission owning organizations, intended to facilitate nondiscriminatory retail direct access using the transmission system in Arizona.

         20. "Independent System Operator" (ISO) is an independent organization whose objective is to provide nondiscriminatory and open transmission access to the interconnected transmission grid under its jurisdiction, in accordance with the Federal Energy Regulatory Commission principles of independent system operation.

         21. "Load Profiling" is a process of estimating a customer's hourly energy consumption based on measurements of similar customers.

         22. "Load-Serving Entity" means an Electric Service Provider, Affected Utility or Utility Distribution Company, excluding a Meter Reading Service, Meter Reading Service Provider or Aggregators.

         23. "Meter Reading Service" means all functions related to the collection and storage of consumption data.

         24. "Meter Reading Service Provider" (MRSP) means an entity providing Meter Reading Service, as that term is defined herein and that reads meters, performs validation, editing, and estimation on raw meter data to create validated meter data; translates validated data to an approved format; posts this data to a server for retrieval by billing agents; manages the server; exchanges data with market participants; and stores meter data for problem resolution.

         25. "Meter Service Provider" (MSP) means an entity providing Metering Service, as that term is defined herein.

         26. "Metering and Metering Service" means all functions related to measuring electricity consumption.

         27. "Must-Run Generating Units" are those units that are required to run to maintain distribution system reliability and meet load requirements in times of congestion on certain portions of the interconnected transmission grid.

         28. "Net Metering" or "Net Billing" is a method by which customers can use electricity from customer-sited solar electric generators to offset electricity purchased from an Electric Service Provider. The customer only pays for the "Net" electricity purchased.

         29. "Noncompetitive Services" means distribution service, Standard Offer service transmission and Federal Energy Regulatory Commission-required ancillary services, and these aspects of metering service set forth in R14-2-1613. All components of Standard Offer service shall be deemed noncompetitive as long as those components are provided in a bundled transaction pursuant to R14-2-1606(A).

         30. "OASIS" is Open Access Same-Time Information System, which is an electronic bulletin board where transmission-related information is posted for all interested parties to access via the Internet to enable parties to engage in transmission transactions.

         31. "Operating Reserve" means the generation capability above firm system demand used to provide for regulation, load forecasting error, equipment forced and scheduled outages, and local area protection to provide system reliability.

         32. "Potential Transformer" (PT) is an electrical device used to step down primary voltages to 120V for metering purposes.

         33. "Provider of Last Resort" means a provider of Standard Offer Service to customers within the provider's certificated area who are not buying competitive services.

         34. "Retail Electric Customer" means the person or entity in whose name service is rendered.

         35. "Scheduling Coordinator" means an entity that provides schedules for power transactions over transmission or distribution systems to the party responsible for the operation and control of the transmission grid, such as a Control Area Operator, Independent Scheduling Administrator or Independent System Operator.

         36. "Self-Aggregation" is the action of a retail electric customer that combines its own metered loads into a single purchase block.

         37. "Solar Electric Fund" is the funding mechanism established by this Article through which deficiency payments are collected and solar energy projects are funded in accordance with this Article.

         38. "Standard Offer" means Bundled Service offered by the Affected Utility or Utility Distribution Company to all consumers in the Affected Utility's or Utility Distribution Company's service territory at regulated rates including metering, meter reading, billing, collection services and other consumer information services.

         39.      "Stranded Cost" includes:

                  a.       The verifiable net difference between:

                           i. The value of all the prudent jurisdictional assets and obligations necessary to furnish electricity (such as generating plants, purchased power contracts, fuel contracts, and regulatory assets), acquired or entered into prior to the adoption of this Article, under traditional regulation of Affected Utilities; and

                           ii. The market value of those assets and obligations directly attributable to the introduction of competition under this Article;

                  b. Reasonable costs necessarily incurred by an Affected Utility to effectuate divestiture of its generation assets;

                  c.       Reasonable  employee  severance and retraining  costs
                           necessitated  by  electric  competition,   where  not
                           otherwise provided.

         40.      "System  Benefits"  means   Commission-approved   utility  low
                  income, demand side management, environmental, renewables, and nuclear power plant decommissioning programs.

         41. "Transmission Primary Voltage" is voltage above 25 kV as it relates to metering transformers.

         42. "Transmission Service" refers to the transmission of electricity to retail electric customers or to electric distribution facilities and that is so classified by the Federal Energy Regulatory Commission or, to the extent permitted by law, so classified by the Arizona Corporation Commission.

         43. "Unbundled Service" means electric service elements provided and priced separately, including, but not limited to, such service elements as generation, transmission, distribution, metering, meter reading, billing and collection and ancillary services. Unbundled Service may be sold to consumers or to other Electric Service Providers.

         44.      "Utility   Distribution  Company"  (UDC)  means  the  electric
                  utility entity that constructs and maintains the distribution system for the delivery of power to the end user.

         45. "Utility Industry Group" (UIG) refers to a utility industry association that establishes national standards for data formats.

         46.      "Universal   Node   Identifier"   is  a   unique,   permanent,
                  identification number assigned to each service delivery point.

R14-2-1603. Certificates of Convenience and Necessity

A. Any Electric Service Provider intending to supply services described in R14-2-1605 or R-14-2-1606, other than services subject to federal jurisdiction, shall obtain a Certificate of Convenience and Necessity from the Commission pursuant to this Article. A Certificate is not required to offer information services, billing and collection services, or self-aggregation. However, aggregators as defined in R14-2-1601 are required to obtain a Certificate of Convenience and Necessity and Self-Aggregators are required to negotiate a Service Acquisition Agreement consistent with subsection G(6). An Affected Utility need not apply for a Certificate of Convenience and Necessity to continue to provide electric service in its service area during the transition period set forth in R14-2-1604. An Affected Utility providing distribution and Standard Offer service after January 1, 2001 need not apply for a Certificate of Convenience and Necessity. All other Affected Utility affiliates created in compliance with R14-2-1616(A) shall be required to apply for appropriate Certificates of Convenience and Necessity.

B. Any company desiring such a Certificate of Convenience and Necessity shall file with the Docket Control Center the required number of copies of an application. In support of the request for a Certificate of Convenience and Necessity, the following information must be provided:

         1. A description of the electric services which the applicant intends to offer;

         2.       The proper name and correct address of the applicant, and

                  a.       The full name of the owner if a sole proprietorship,

                  b.       The full name of each partner if a partnership,

                  c.       A  full  list  of  officers   and   directors   if  a
                           corporation, or

                  d. A full list of the members if a limited liability corporation;

         3. A tariff for each service to be provided that states the maximum rate and terms and conditions that will apply to the provision of the service;

         4. A description of the applicant's technical ability to obtain and deliver electricity if appropriate and provide any other proposed services;

         5. Documentation of the financial capability of the applicant to provide the proposed services, including the most recent income statement and balance sheet, the most recent projected income statement, and other pertinent financial information. Audited information shall be provided if available;

         6.       A  description   of  the  form  of  ownership   (for  example,
                  partnership, corporation);

         7. All relevant tax licenses from lawful taxing authorities within the State of Arizona;

         8. Such other information as the Commission or the staff may request.

C. The applicant shall report in a timely manner during the application process any change(s) in the information initially reported to the Commission in the application for a Certificate of Convenience and Necessity.

D. The applicant shall provide public notice of the application as required by the Commission.

E. At the time of filing for a Certificate of Convenience and Necessity, each applicant shall notify the Affected Utilities, Utility Distribution Companies or an electric utility not subject to the jurisdiction of the Arizona Corporation Commission in whose service territories it wishes to offer service of the application by serving notification of the application on the Affected Utilities, Utility Distribution Companies or an electric utility not subject to the jurisdiction of the Arizona Corporation Commission. Prior to Commission action, each applicant shall provide written notice to the Commission that it has provided notification to each of the respective Affected Utilities, Utility Distribution Companies or an electric utility not subject to the jurisdiction of the Arizona Corporation Commission.

F. The Commission may issue a Certificate of Convenience and Necessity that is effective for a specified period of time if the applicant has limited or no experience in providing the retail electric service that is being requested. An applicant receiving such approval shall have the responsibility to apply for appropriate extensions.

G.       The Commission may deny certification to any applicant who:

         1.       Does not provide the information required by this Article;

         2. Does not possess adequate technical or financial capabilities to provide the proposed services;

         3. Does not have Electric Service Provider Service Acquisition Agreement(s) with a Utility Distribution Company and Scheduling Coordinator, if the applicant is not its own Scheduling Coordinator;

         4.       Fails to provide a performance bond, if required;

         5. Fails to demonstrate that its certification will serve the public interest;

         6. Fails to submit an executed Service Acquisition Agreement with a Utility Distribution Company or a Scheduling Coordinator for approval by the Director, Utilities Division prior to the offering of service to potential customers.

A Request for approval of an executed Service Acquisition Agreement may be included with an application for a Certificate of Convenience and Necessity. In all negotiations relative to service acquisition agreements Affected Utilities or their successor entities are required to negotiate in good faith.

H. Every Electric Service Provider obtaining a Certificate of Convenience and Necessity under this Article shall obtain certification subject to the following conditions:

         1. The Electric Service Provider shall comply with all Commission rules, orders, and other requirements relevant to the provision of electric service and relevant to resource planning;

         2. The Electric Service Provider shall maintain accounts and records as required by the Commission;

         3. The Electric Service Provider shall file with the Director, Utilities Division all financial and other reports that the Commission may require and in a form and at such times as the Commission may designate;

         4. The Electric Service Provider shall maintain on file with the Commission all current tariffs and any service standards that the Commission shall require;

         5.       The  Electric   Service  Provider  shall  cooperate  with  any
                  Commission investigation of customer complaints;

         6. The Electric Service Provider shall obtain all necessary permits and licenses;

         7. The Electric Service Provider shall comply with all disclosure requirements pursuant to R14-2-1618;

         8. Failure to comply with any of the above conditions may result in recision of the Electric Service Provider's Certificate of Convenience and Necessity.

I. In appropriate circumstances, the Commission may require, as a precondition to certification, the procurement of a performance bond sufficient to cover any advances or deposits the applicant may collect from its customers, or order that such advances or deposits be held in escrow or trust.

R14-2-1604. Competitive Phases

A. Each Affected Utility shall make available at least 20% of its 1995 system retail peak demand for competitive generation supply on a first-come, first-served basis as further described in this rule.

         1. All Affected Utility customers with non-coincident peak demand load of 1 MW or greater will be eligible for competitive electric services no later than January 1, 1999. Customers meeting this requirement shall be eligible for competitive services until at least 20% of the Affected Utility's 1995 system peak demand is served by competition.

         2. Affected Utility customers with single premise non-coincident peak load demands of 40 kW or greater aggregated into a combined load of 1 MW or greater will be eligible for
                  competitive  electric  services  beginning   January 1, 1999.
                  Self-aggregation is also allowed pursuant to the minimum and combined load demands set forth in this rule. If peak load data are not available, the 40 kW criterion shall be determined to be met if the customer's usage exceeded 16,500 kWh in any month within the last 12 consecutive months. From January 1, 1999, through December 31, 2000, aggregation of new competitive customers will be allowed until such time as at least 20% of the Affected Utility's 1995 system peak demand is served by competitors. At that point all additional aggregated customers must wait until January 1, 2001 to obtain competitive service.

         3. Affected Utilities shall notify customers eligible under this subsection of the terms of the subsection no later than October 31, 1998.

B. As part of the minimum 20% of 1995 system peak demand set forth in R14-2-1604(A), each Affected Utility shall reserve a residential phase-in program with the following components:

         1. A minimum of 1/2 of 1% of residential customers as of January 1, 1999 will have access to competitive electric services on January 1, 1999. The number of customers eligible for the residential phase-in program shall increase by an additional 1/2 of 1% every quarter until January 1, 2001.

         2. Access to the residential phase-in program will be on a first-come, first-served basis. The Affected Utility shall create and maintain a waiting list to manage the residential phase-in program.

         3. Load Profiling may be used; however, residential customers participating in the residential phase-in program may choose other metering options offered by their Electric Service Provider consistent with the Commission's rules on metering.

         4. Each Affected Utility shall file a residential phase-in program proposal to the Commission for approval by Director, Utilities Division by September 15, 1998. Interested parties will have until September 29, 1998 to comment on any proposal. At a minimum, the residential phase-in program proposal will include specifics concerning the Affected Utility's proposed:

                  a. Process for customer notification of residential phase-in program;

                  b. Selection and tracking mechanism for customers based on first-come, first-served method;

                  c. Customer notification process and other education and information services to be offered;

                  d. Load Profiling methodology and actual load profiles, if available; and

                  e.       Method for calculation of reserved load.

         5. Each Affected Utility shall file quarterly residential phase-in program reports within 45 days of the end of each quarter. The first such report shall be due within 45 days of the quarter ending March 31, 1999. The final report due under this rule shall be due within 45 days of the quarter ending December 31, 2002. As a minimum, these quarterly reports shall include:

                  a. The number of customers and the load currently enrolled in residential phase-in program by energy service provider;

                  b. The number of customers currently on the waiting list;

                  c. A description and examples of all customer education programs and other information services including the goals of the education program and a discussion of the effectiveness of the programs; and

                  d. An overview of comments and survey results from participating residential customers.

C. Each Affected Utility shall file a report by September 15, 1998, detailing possible mechanisms to provide benefits, such as rate reductions of 3% - 5%, to all Standard Offer customers.

D. All customers shall be eligible to obtain competitive electric services no later than January 1, 2001.

E. Subject to the minimum 20% limitation described in subsection (A) of this Section, all customers who produce or purchase at least 10% of their annual electricity consumption from photovoltaic or solar thermal electric resources installed in Arizona after January 1, 1997 shall be selected for participation in the competitive market if those customers apply for participation in the competitive market.

F.       No change.

G. An Affected Utility, Utility Distribution Company, or Load-Serving Entity may, beginning January 1, 2001, engage in buy-throughs with individual or aggregated consumers. Any buy-through contract shall ensure that the consumer pays all non-bypassable charges that would otherwise apply. Any contract for a buy-through effective prior to the date indicated in R14-2-1604(A) must be approved by the Commission.

H.       Schedule Modifications for Cooperatives

         1. An electric cooperative may request that the Commission modify the schedule described in R14-2-1604(A) through R14-2-1604(E) so as to preserve the tax exempt status of the cooperative or to allow time to modify contractual arrangements pertaining to delivery of power supplies and associated loans.

         2. As part of the request, the cooperative shall propose methods to enhance consumer choice among generation resources.

         3.       The  Commission   shall  consider   whether  the  benefits  of
                  modifying the schedule exceed the costs of modifying the schedule.

R14-2-1605. Competitive Services

A properly certificated Electric Service Provider may offer any of the following services under bilateral or multilateral contracts with retail consumers:

A.       No change.

B. Any service described in R14-2-1606, except Noncompetitive services as defined by R14-2-1601.29 or Noncompetitive services as defined by the Federal Energy Regulatory Commission Billing and collection services, information services, and self-aggregation services do not require a Certificate of Convenience and Necessity. Aggregation of retail electric customers into a purchasing group is considered to be a competitive service.

R14-2-1606. Services Required To Be Made Available

A. Each Affected Utility shall make available to all consumers in that class in its service area, as defined on the date indicated in R14-2-1602, Standard Offer bundled generation, transmission, ancillary, distribution, and other necessary services at regulated rates. After January 1, 2001 Standard Offer service shall be provided by Utility Distribution Companies who shall also act as Providers of Last Resort.

B. After January 1, 2001, power purchased by a Utility Distribution Company to serve Standard Offer customers, except purchases made through spot markets, shall be acquired through competitive bid. Any resulting contract in excess of 12 months shall contain provisions allowing the Utility Distribution Company to ratchet down its power purchases. A Utility Distribution Company may request that the Commission modify any provision of this subsection for good cause.

C.       Standard Offer Tariffs

         1. By the date indicated in R14-2-1602, each Affected Utility may file proposed tariffs to provide Standard Offer Bundled Service and such rates shall not become effective until approved by the Commission. If no such tariffs are filed, rates and services in existence as of the date in R14-2-1602 shall constitute the Standard Offer.

         2. Affected Utilities may file proposed revisions to such rates. It is the expectation of the Commission that the rates for Standard Offer service will not increase, relative to existing rates, as a result of allowing competition. Any rate increase proposed by an Affected Utility for Standard Offer service must be fully justified through a rate case proceeding.

         3.       Such rates shall reflect the costs of providing the service.

         4. Consumers receiving Standard Offer service are eligible for potential future rate reductions authorized by the Commission, such as reductions authorized in Decision No. 59601.

D. By the date indicated in R14-2-1602, each Affected Utility shall file Unbundled Service tariffs to provide the services listed below to the extent allowed by these rules to all eligible purchasers on a nondiscriminatory basis. Other entities seeking to provide any of these services must also file tariffs consistent with these rules:

         1.       Distribution Service;

         2.       Metering and Meter Reading Services;

         3.       Billing and collection services;

         4. Open access transmission service (as approved by the Federal Energy Regulatory Commission, if applicable);

         5.       Ancillary   services  in   accordance   with  Federal   Energy
                  Regulatory Commission Order 888 (III FERC Stats. & Regs. paragraph 31,036, 1996) incorporated herein by reference;

         6. Information services such as provision of customer information to other Electric Service Providers;

         7. Other ancillary services necessary for safe and reliable system operation.

E. To manage its risks, an Affected Utility or Electric Service Provider may include in its tariffs deposit requirements and advance payment requirements for Unbundled Services.

F. The Affected Utilities must provide transmission and ancillary services according to the following guidelines:

         1. Services must be provided consistent with applicable tariffs filed with the Federal Energy Regulatory Commission.

         2. Unless otherwise required by federal regulation, Affected Utilities must accept power and energy delivered to their transmission systems by others and offer transmission and related services comparable to services they provide to themselves.

G.       Customer Data

         1. Upon written authorization by the customer, a Load-Serving Entity shall release in a timely and useful manner that customer's demand and energy data for the most recent 12-month period to a customer-specified Electric Service Provider.

         2. The Electric Service Provider requesting such customer data shall provide an accurate account number for the customer.

         3. The form of data shall be mutually agreed upon by the parties and such data shall not be unreasonably withheld.

         4. Utility Distribution Companies shall be allowed access to the Meter Reading Service Provider server for customers served by the Utility Distribution Company's distribution system.

H.       Rates for Unbundled Services

         1. The Commission shall review and approve rates for services listed in R14-2-1606(D) and requirements listed in R14-2-1606(E)), where it has jurisdiction, before such services can be offered.

         2.       Such rates shall reflect the costs of providing the services.

         3. Such rates may be downwardly flexible if approved by the Commission.

I. Electric Service Providers offering services under this R14-2-1606 shall provide adequate supporting documentation for their proposed rates. Where rates are approved by another jurisdiction, such as the Federal Energy Regulatory Commission, those rates shall be provided to this Commission.

R14-2-1607. Recovery of Stranded Cost of Affected Utilities

A. The Affected Utilities shall take every reasonable , cost-effective measure to mitigate or offset Stranded Cost by means such as expanding wholesale or retail markets, or offering a wider scope of services for profit, among others.

B. The Commission shall allow a reasonable opportunity for recovery of unmitigated Stranded Cost by Affected Utilities.

C. The Affected Utilities shall file estimates of unmitigated Stranded Cost. Such estimates shall be fully supported by analyses and by records of market transactions undertaken by willing buyers and willing sellers.

D. An Affected Utility shall request Commission approval, on or before August 21, 1998, of distribution charges or other means of recovering unmitigated Stranded Cost from customers who reduce or terminate service from the Affected Utility as a direct result of competition governed by this Article, or who obtain lower rates from the Affected Utility as a direct result of the competition governed by this Article.

E. The Commission shall, after hearing and consideration of analyses and recommendations presented by the Affected Utilities, staff, and intervenors, determine for each Affected Utility the magnitude of Stranded Cost, and appropriate Stranded Cost recovery mechanisms and charges. In making its determination of mechanisms and charges, the Commission shall consider at least the following factors:

         1. The impact of Stranded Cost recovery on the effectiveness of competition;

         2. The impact of Stranded Cost recovery on customers of the Affected Utility who do not participate in the competitive market;

         3. The impact, if any, on the Affected Utility's ability to meet debt obligations;

         4. The impact of Stranded Cost recovery on prices paid by consumers who participate in the competitive market;

         5. The degree to which the Affected Utility has mitigated or offset Stranded Cost;

         6. The degree to which some assets have values in excess of their book values;

         7.       Appropriate treatment of negative Stranded Cost;

         8. The time period over which such Stranded Cost charges may be recovered. The Commission shall limit the application of such charges to a specified time period;

         9.       The ease of determining the amount of Stranded Cost;

         10.      The applicability of Stranded Cost to interruptible customers;

         11. The amount of electricity generated by renewable generating resources owned by the Affected Utility.

F. A Competitive Transition Charge (CTC) may be assessed only on customer purchases made in the competitive market using the provisions of this Article. Any reduction in electricity purchases from an Affected Utility resulting from self-generation, demand side management, or other demand reduction attributable to any cause other than the retail access provisions of this Article shall not be used to calculate or recover any Stranded Cost from a consumer.

G. Stranded Cost shall be recovered from customer classes in a manner consistent with the specific company's current rate treatment of the stranded asset, in order to effect a recovery of Stranded Cost that is in substantially the same proportion as the recovery of similar costs from customers or customer classes under current rates.

H. The Commission may order an Affected Utility to file estimates of Stranded Cost and mechanisms to recover or, if negative, to refund Stranded Cost.

I. The Commission may order regular revisions to estimates of the magnitude of Stranded Cost.

R14-2-1608. System Benefits Charges

A. By the date indicated in R14-2-1602, each Affected Utility or Utility Distribution Company shall file for Commission review non-bypassable rates or related mechanisms to recover the applicable pro-rata costs of System Benefits from all consumers located in the Affected Utility's or Utility Distribution Companies' service area who participate in the competitive market. Affected Utilities or Utility Distribution Companies shall file for review of the Systems Benefits Charge every 3 years. The amount collected annually through the System Benefits charge shall be sufficient to fund the Affected Utilities' or Utility Distribution Companies' Commission-approved low income, demand side management, market transformation, environmental, renewables, long-term public benefit research and development, and nuclear fuel disposal and nuclear power plant decommissioning programs in effect from time to time. Now, the Commission will approve a solar water heater rebate program: $200,000 to be allocated proportionally among the state's Utility Distribution Companies in 1999, $400,000 in 2000, $600,000 in 2001, $800,000 in 2002, and $1 million in 2003; the rebate will not be more than $500 per system for Commission staff-approved solar water heaters. After 2003, future Commissions may review this program for efficacy.

B. Each Affected Utility or Utility Distribution Company shall provide adequate supporting documentation for its proposed rates for System Benefits.

C. An Affected Utility or Utility Distribution Company shall recover the costs of System Benefits only upon hearing and approval by the Commission of the recovery charge and mechanism. The Commission may combine its review of System Benefits charges with its review of filings pursuant to R14-2-1606.

R14-2-1609. Solar Portfolio Standard

A. Starting on January 1, 1999, any Electric Service Provider selling electricity or aggregating customers for the purpose of selling electricity under the provisions of this Article must derive at least .2% of the total retail energy sold competitively from new solar energy resources, whether that solar energy is purchased or generated by the seller. Solar resources include photovoltaic resources and solar thermal resources that generate electricity. New solar resources are those installed on or after January 1, 1997.

B. Starting January 1 of each year from 2000 through 2003, the solar resource requirement shall increase by .2% with the result that starting January 1, 2003, any Electric Service Provider selling electricity or aggregating customers for the purpose of selling electricity under the provisions of this Article must derive at least 1.0% of the total retail energy sold competitively from new solar energy resources. The 1.0% requirement shall be in effect from January 1, 2003 through December 31, 2012.

C. The solar portfolio requirement shall only apply to competitive retail electricity in the years 1999 and 2000 and shall apply to all retail electricity in the years 2001 and thereafter.

D. Electric Service Providers shall be eligible for a number of extra credit multipliers that may be used to meet the solar portfolio standard requirements:

         1. Early Installation Extra Credit Multiplier: For new solar electric systems installed and operating prior to December 31, 2003, Electric Service Providers would qualify for multiple extra credits for kWh produced for 5 years following operational start-up of the solar electric system. The 5-year extra credit would vary depending upon the year in which the system started up, as follows:

                           YEAR             EXTRA CREDIT MULTIPLIER
                           ----             -----------------------
                           1997                       .5

                           1998                       .5

                           1999                       .5

                           2000                       .4

                           2001                       .3

                           2002                       .2

                           2003                       .1

                  The Early Installation Extra Credit Multiplier would end in 2003.

         2. Solar Economic Development Extra Credit Multipliers: There are 2 equal parts to this multiplier, an in-state installation credit and an in-state content multiplier.

                  a.       In-State  Power  Plant   Installation   Extra  Credit
                           Multiplier: Solar electric power plants installed in Arizona shall receive a .5 extra credit multiplier.

                  b. In-State Manufacturing and Installation Content Extra Credit Multiplier: Solar electric power plants shall receive up to a .5 extra credit multiplier related to the manufacturing and installation content that comes from Arizona. The percentage of Arizona content of the total installed plant cost shall be multiplied by .5 to determine the appropriate extra credit multiplier. So, for instance, if a solar installation included 80% Arizona content, the resulting extra credit multiplier would be .4 (which is .8 X .5).

         3. Distributed Solar Electric Generator and Solar Incentive Program Extra Credit Multiplier: Any distributed solar electric generator that meets more than one of the eligibility conditions will be limited to only one .5 extra credit multiplier from this subsection. Appropriate meters will be attached to each solar electric generator and read at least once annually to verify solar performance.

                  a. Solar electric generators installed at or on the customer premises in Arizona. Eligible customer premises locations will include both grid-connected and remote, non-grid-connected locations. In order for Electric Service Providers to claim an extra credit multiplier, the Electric Service Provider must have contributed at least 10% of the total installed cost or have financed at least 80% of the total installed cost.

                  b. Solar electric generators located in Arizona that are included in any Electric Service Provider's Green Pricing program.

                  c. Solar electric generators located in Arizona that are included in any Electric Service Provider's Net Metering or Net Billing program.

                  d. Solar electric generators located in Arizona that are included in any Electric Service Provider's solar leasing program.

                  e. All Green Pricing, Net Metering, Net Billing, and Solar Leasing programs must have been reviewed and approved by the Director, Utilities Division in order for the Electric Service Provider to accrue extra credit multipliers from this subsection.

         4. All multipliers are additive, allowing a maximum combined extra credit multiplier of 2.0 in years 1997-2003, for equipment installed and manufactured in Arizona and either installed at customer premises or participating in approved solar incentive programs. So, if an Electric Service Provider qualifies for a 2.0 extra credit multiplier and it produces 1 solar kWh, the Electric Service Provider would get credit for 3 solar kWh (1 produced plus 2 extra credit).

E.       No change.

F. If an Electric Service Provider selling electricity under the provisions of this Article fails to meet the requirement in R14-2-1609(A) or (B) in any year, the Commission shall impose a penalty on that Electric Service Provider that the Electric Service Provider pay an amount equal to 30 cents per kWh to the Solar Electric Fund for deficiencies in the provision of solar electricity . This Solar
         Electric Fund will be established and utilized to purchase solar electric generators or solar electricity in the following calendar year for the use by public entities in Arizona such as schools, cities, counties, or state agencies. Title to any equipment purchased by the Solar Electric Fund will be transferred to the public entity. In addition, if the provision of solar energy is consistently deficient, the Commission may void an Electric Service Provider's contracts negotiated under this Article.

         1. The Director, Utilities Division shall establish a Solar Electric Fund in 1999 to receive deficiency payments and finance solar electricity projects.

         2. The Director, Utilities Division shall select an independent administrator for the selection of projects to be financed by the Solar Electric Fund. A portion of the Solar Electric Fund shall be used for administration of the Fund and a designated portion of the Fund will be set aside for ongoing operation and maintenance of projects financed by the Fund.

G. Photovoltaic or solar thermal electric resources that are located on the consumer's premises shall count toward the solar portfolio standard applicable to the current Electric Service Provider serving that consumer.

H. Any solar electric generators installed by an Affected Utility to meet the solar portfolio standard shall be counted toward meeting renewable resource goals for Affected Utilities established in Decision No. 58643.

I. Any Electric Service Provider or independent solar electric generator that produces or purchases any solar kWh in excess of its annual portfolio requirements may save or bank those excess solar kWh for use or sale in future years. Any eligible solar kWh produced subject to this rule may be sold or traded to any Electric Service Provider that is subject to this rule. Appropriate documentation, subject to Commission review, shall be given to the purchasing entity and shall be referenced in the reports of the Electric Service Provider that is using the purchased kWh to meet its portfolio requirements.

J. Solar portfolio standard requirements shall be calculated on an annual basis, based upon electricity sold during the calendar year.

K. An Electric Service Provider shall be entitled to receive a partial credit against the solar portfolio requirement if the Electric Service Provider or its affiliate owns or makes a significant investment in any solar electric manufacturing plant that is located in Arizona. The credit will be equal to the amount of the nameplate capacity of the solar electric generators produced in Arizona and sold in a calendar year times 2,190 hours (approximating a 25% capacity factor).

         1.       The credit against the portfolio  requirement shall be limited
                  to  the   following   percentages   of  the  total   portfolio
                  requirement:

                  1999              Maximum of 50 % of the portfolio requirement

                  2000              Maximum of 50 % of the portfolio requirement

                  2001              Maximum of 25 % of the portfolio requirement

                  2002              Maximum of 25 % of the portfolio requirement

                  2003 and on       Maximum of 20 % of the portfolio requirement

         2. No extra credit multipliers will be allowed for this credit. In order to avoid double-counting of the same equipment, solar electric generators that are used by other Electric Service Providers to meet their Arizona solar portfolio requirements will not be allowable for credits under this Section for the manufacturer/Electric Service Provider to meet its portfolio requirements.

L. The Director, Utilities Division shall develop appropriate safety, durability, reliability, and performance standards necessary for solar generating equipment to qualify for the solar portfolio standard. Standards requirements will apply only to facilities constructed or acquired after the standards are publicly issued.

R14-2-1610. Transmission and Distribution Access

A. The Affected Utilities shall provide non-discriminatory open access to transmission and distribution facilities to serve all customers. No preference or priority shall be given to any distribution customer based on whether the customer is purchasing power under the Affected Utility's Standard Offer or in the competitive market. Any transmission capacity that is reserved for use by the retail customers of the Affected Utility's Utility Distribution Company shall be allocated among Standard Offer customers and competitive market customers on a pro-rata basis.

B.       The  Commission  supports  the  development  of an  Independent  System
         Operator  (ISO)  or,  absent  an  Independent   System   Operator,   an
         Independent Scheduling Administrator (ISA).

C. The Commission believes that an Independent Scheduling Administrator is necessary in order to provide non-discriminatory retail access and to facilitate a robust and efficient electricity market. Therefore, those Affected Utilities that own or operate Arizona transmission facilities shall file with the Federal Energy Regulatory Commission by October 31, 1998 for approval of an Independent Scheduling Administrator having the following characteristics:

         1. The Independent Scheduling Administrator shall calculate Available Transmission Capacity (ATC) for Arizona transmission facilities that belong to the Affected Utilities or other Independent Scheduling Administrator participants, and shall develop and operate an overarching statewide OASIS.

         2. The Independent Scheduling Administrator shall implement and oversee the non-discriminatory application of protocols to ensure statewide consistency for transmission access. These protocols shall include, but are not limited to, protocols for determining transmission system transfer capabilities, committed uses of the transmission system, available transfer capabilities, and Must-Run Generating Units.

         3. The Independent Scheduling Administrator shall provide dispute resolution processes that enable market participants to expeditiously resolve claims of discriminatory treatment in the reservation, scheduling, use and curtailment of transmission services.

         4. All requests (wholesale, Standard Offer retail, and competitive retail) for reservation and scheduling of the use of Arizona transmission facilities that belong to the Affected Utilities or other Independent Scheduling Administrator participants shall be made to, or through, the Independent Scheduling Administrator using a single, standardized procedure.

D. The Affected Utilities that own or operate Arizona transmission facilities shall file a proposed Independent Scheduling Administrator implementation plan with the Commission by September 1, 1998. The implementation plan shall address Independent Scheduling Administrator governance, incorporation, financing and staffing; the acquisition of physical facilities and staff by the Independent Scheduling Administrator; the schedule for the phased development of Independent Scheduling Administrator functionality; contingency plans to ensure that critical functionality is in place by January 1, 1999; and any other significant issues related to the timely and successful implementation of the Independent Scheduling Administrator.

E. Each of the Affected Utilities shall make good faith efforts to develop a regional, multi-state Independent System Operator, to which the Independent Scheduling Administrator should transfer its relevant assets and functions as the Independent System Operator becomes able to carry out those functions.

F. It is the intent of the Commission that prudently-incurred costs incurred by the Affected Utilities in the establishment and operation of the Independent Scheduling Administrator, and subsequently the Independent System Operator, should be recovered from customers using the transmission system, including the Affected Utilities' wholesale customers, Standard Offer retail customers, and competitive retail customers on a non-discriminatory basis through Federal Energy Regulatory Commission-regulated prices. Proposed rates for the recovery of such costs shall be filed with the Federal Energy Regulatory Commission and the Commission. In the event that the Federal Energy Regulatory Commission does not permit recovery of prudently incurred Independent Scheduling Administrator costs within 90 days of the date of making an application with the Federal Energy Regulatory Commission, the Commission may authorize Affected Utilities to recover such costs through a distribution surcharge.

G. The Commission supports the use of "Scheduling Coordinators" to provide aggregation of customers' schedules to the Independent Scheduling Administrator and the respective Control Area Operators simultaneously until the implementation of a regional

         Independent System Operator, at which time the schedules will be submitted to the Independent System Operator. The primary duties of Scheduling Coordinators are to:

         1.       Forecast their customers' load requirements;

         2. Submit balanced schedules (i.e., schedules for which total generation is equal to total load of the Scheduling Coordinator's customers plus appropriate transmission losses) and North American Electric Reliability Council/Western Systems Coordinating Council tags;

         3. Arrange for the acquisition of the necessary transmission and ancillary services;

         4. Respond to contingencies and curtailments as directed by the Control Area Operators, Independent Scheduling Administrator or Independent System Operator;

         5. Actively participate in the schedule checkout process and the settlement processes of the Control Area Operators,
                  Independent Scheduling Administrator or Independent System Operator.

H. The Affected Utilities shall provide services from the Must-Run Generating Units to Standard Offer retail customers and competitive retail customers on a comparable, non-discriminatory basis at regulated prices. The Affected Utilities shall specify the obligations of the Must-Run Generating Units in appropriate sales contracts prior to any divestiture. Under auspices of the Electric System Reliability and Safety Working Group, the Affected Utilities shall develop statewide protocols for pricing and availability of services from Must-Run Generating Units with input from other stakeholders. These protocols shall be presented to the Commission for review and filed with the Federal Energy Regulatory Commission, if necessary, by October 31, 1998.

R14-2-1611. In-state Reciprocity

A. No change.

B. No change.

C. No change.
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
D. If an electric utility is an Arizona political subdivision or municipal corporation, then the existing service territory of such electric utility shall be deemed open to competition if the political subdivision or municipality has entered into an intergovernmental agreement with the Commission that establishes nondiscriminatory terms and conditions for Distribution Services and other Unbundled Services, provides a procedure for complaints arising therefrom, and provides for reciprocity with Affected Utilities or their affiliates. The Commission shall conduct a hearing to consider any such intergovernmental agreement.

E. An affiliate of an Arizona electric utility which is not an Affected Utility shall not be allowed to compete in the service territories of Affected Utilities unless the affiliate's parent company, the non-affected electric utility, submits a statement to the Commission indicating that the parent company will voluntarily open its service territory for competing sellers in a manner similar to the provisions of this Article and the Commission makes a finding to that effect.

R14-2-1612. Rates

A.       No change.

B.       No change.

C. Prior to the date indicated in R14-2-1604(D), competitively negotiated contracts governed by this Article customized to individual customers which comply with approved tariffs do not require further Commission approval. However, all such contracts whose term is 1 year or more and for service of 1 MW or more must be filed with the Director, Utilities Division as soon as practicable. If a contract does not comply with the provisions of this Article and the Affected Utility's or Electric Service Provider's approved tariffs, it shall not become effective without a Commission order. Such contracts shall be kept confidential by the Commission.

D. Contracts entered into on or after the date indicated in R14-2-1604(D) which comply with approved tariffs need not be filed with the Director, Utilities Division. If a contract does not comply with the provisions of this Article and the Affected Utility's or
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
         the Electric Service Provider's approved tariffs it shall not become effective without a Commission order.

E.       No change.

F.       No change.

R14-2-1613.   Service  Quality,   Consumer   Protection,   Safety,  and  Billing
Requirements

A. Except as indicated elsewhere in this Article, R14-2-201 through R14-2-212, inclusive, are adopted in this Article by reference. However, where the term "utility" is used in R14-2-201 through
         R14-2-212, the term "utility" shall pertain to Electric Service Providers providing the services described in each paragraph of
         R14-2-201   through   R14-2-212. R14-2-203(E)  and  R14-2-212(H)  shall
         pertain only to Utility Distribution Companies.

B.       The following shall not apply to this Article:

         1.       R14-2-202 in its entirety,

         2.       R14-2-206 in its entirety,

         3.       R14-2-207 in its entirety,

         4.       R14-2-212 (F)(1),

         5.       R14-2-213,

         6.       R14-2-208(E) and (F).

C. No consumer shall be deemed to have changed providers of any service authorized in this Article (including changes from supply by the Affected Utility to another provider) without written authorization by the consumer for service from the new provider. If a consumer is switched (or slammed) to a different ("new") provider without such written authorization, the new provider shall cause service by the previous provider to be resumed and the new provider shall bear all costs associated with switching the consumer back to the previous provider. A written authorization that is obtained by deceit or deceptive practices shall not be deemed a valid written authorization. Providers shall submit reports within 30 days of the end of each calendar quarter to the Commission itemizing the direct complaints filed by customers who have had their Electric Service Providers changed without their authorization. Violations of the Commission's rules concerning slamming may result in fines and penalties, including but not limited to suspension or revocation of the provider's certificate.

D. Each Electric Service Provider providing service governed by this Article shall be responsible for meeting applicable reliability standards and shall work cooperatively with other companies with whom it has interconnections, directly or indirectly, to ensure safe, reliable electric service. Utility Distribution Companies shall make reasonable efforts to notify customers of scheduled outages, and also provide notification to the Commission.

E. Each Electric Service Provider shall provide at least 45 days notice to all of its affected consumers of its intent to cease providing generation, transmission, distribution, or ancillary services necessitating that the consumer obtain service from another supplier of generation, transmission, distribution, or ancillary services.

F.       No change.

G.       No change.

H. Electric Service Providers shall give at least 5 days notice to their customer of scheduled return to the Standard Offer, but that return of that customer to the Standard Offer would be at the next regular billing cycle. Responsibility for charges incurred between the notice and the next scheduled read date shall rest with the Electric Service Provider.

I. Each Electric Service Provider shall ensure that bills rendered on its behalf include its address and toll free telephone numbers for billing, service, and safety inquiries. The bill must also include the address and toll free telephone numbers for the Phoenix and Tucson Consumer Service Sections of the Arizona Corporation Commission Utilities Division.
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         Each  Electric   Service   Provider   shall  ensure  that  billing  and
         collections services rendered on its behalf comply with R14-2-1613(A).

J.       Additional Provisions for Metering and Meter Reading Services

         1. An Electric Service Provider who provides metering or meter reading services pertaining to a particular consumer shall provide access to meter reading data other Electric Service Providers serving that same consumer when authorized by the consumer.

         2. Any person or entity relying on metering information provided by another Electric Service Provider may request a meter test according to the tariff on file and approved by the Commission. However, if the meter is found to be in error by more than 3%, no meter testing fee will be charged.

         3. Each competitive customer shall be assigned a Universal Node Identifier for each service delivery point by the Affected Utility or the Utility Distribution Company whose distribution system serves the customer.

         4. All competitive metered and billing data shall be translated into a consistent, statewide Electronic Data Interchange (EDI) format based on standards approved by the Utility Industry Group (UIG) that can be used by the Affected Utility or the Utility Distribution Company and the Electric Service Provider.

         5. An Electronic Data Interchange Format shall be used for all data exchange transactions from the Meter Reading Service
                  Provider to the Electric Service Provider, Utility Distribution Company, and Schedule Coordinator. This data will be transferred via the Internet using a secure sockets layer or other secure electronic media.
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
         6. Minimum metering requirements for competitive customers over 20 kW, or 100,000 kWh annually, should consist of hourly consumption measurement meters or meter systems.

         7. Competitive customers with hourly loads of 20 kW (or 100,000 kWh annually) or less, will be permitted to use Load Profiling to satisfy the requirements for hourly consumption data.

         8. Meter ownership will be limited to the Affected Utility, Utility Distribution Company, and the Electric Service Provider, or the customer, who will obtain the meter from the Affected Utility, or Utility Distribution Company or an Electric Service Provider.

         9. Maintenance and servicing of the metering equipment will be limited to the Affected Utility, Utility Distribution Company and the Electric Service Provider or their representative.

         10. Distribution primary voltage Current Transformers and Potential Transformers may be owned by the Affected Utility, Utility Distribution Company or the Electric Service Provider or their representative.

         11.      Transmission   primary   voltage  Current   Transformers   and
                  Potential Transformers may be owned by the Affected Utility or Utility Distribution Company only.

         12.      North  American  Electric   Reliability   Council   recognized
                  holidays will be used in calculating "working days" for meter data timeliness requirements.

         13. The operating procedures approved by the Director, Utilities Division will be used by the Utility Distribution Companies and the Meter Service Providers for performing work on primary metered customers.

         14. The rules approved by the Director, Utilities Division will be used by the Meter Reading Service Provider for validating, editing, and estimating metering data.

         15. The performance metering specifications and standards approved by the Director, Utilities Division will be used by all entities performing metering.
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
K.       Working Group on System Reliability and Safety

         1. The Commission shall establish, by separate order, a working group to monitor and review system reliability and safety.

                  a. The working group may establish technical advisory panels to assist it.

                  b. Members of the working group shall include representatives of staff, consumers, the Residential Utility Consumer Office, utilities, other Electric Service Providers and organizations promoting energy efficiency. In addition, the Executive and Legislative Branches shall be invited to send representatives to be members of the working group.

                  c.       The  working  group  shall  be   coordinated  by  the
                           Director, Utilities Division of the Commission or by his or her designee.

         2. All Electric Service Providers governed by this Article shall cooperate and participate in any investigation conducted by the working group, including provision of data reasonably related to system reliability or safety.

         3. The working group shall report to the Commission on system reliability and safety regularly, and shall make recommendations to the Commission regarding improvements to reliability or safety.

L. Electric Service Providers shall comply with applicable reliability standards and practices established by the Western Systems Coordinating Council and the North American Electric Reliability Council or successor organizations.

M. Electric Service Providers shall provide notification and informational materials to consumers about competition and consumer choices, such as a standardized description of services, as ordered by the Commission.

N.       Unbundled  Billing  Elements

         All customer bills after January 1, 1999 will list, at a minimum, the following billing cost elements:
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
         1.       Electricity Costs

                  a.       Generation

                  b.       Competition Transition Charge

                  c.       Fuel or purchased power adjustor, if applicable

         2.       Delivery costs

                  a.       Distribution services

                  b.       Transmission services

                  c.       Ancillary services

         3.       Other Costs

                  a.       Metering Service

                  b.       Meter Reading Service

                  c.       Billing and collection

                  d.       System Benefits charge

O. The operating procedures approved by the Director, Utilities Division will be used for Direct Access Service Requests as well as other billing and collection transactions.

R14-2-1614. Reporting Requirements

A. Reports covering the following items, as applicable, shall be submitted to the Director, Utilities Division by Affected Utilities or Utility Distribution Companies and all Electric Service Providers granted a Certificate of Convenience and Necessity pursuant to this Article. These reports shall include the following information pertaining to competitive service offerings, Unbundled Services, and Standard Offer services in Arizona:


         1.       Type of services offered;

         2. kW and kWh sales to consumers, disaggregated by customer class (for example, residential, commercial, industrial);

         3. Solar energy sales (kWh) and sources for grid connected solar resources; kW capacity for off-grid solar resources;
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
         4.       Revenues   from  sales  by   customer   class  (for   example,
                  residential, commercial, industrial);

         5. Number of retail customers disaggregated as follows: residential, commercial under 40 kW, commercial 41 to 999 kW, , commercial 1000 kW or more, industrial less than 1000 kW, industrial 1000 kW or more, agricultural (if not included in commercial), and other;

         6. Retail kWh sales and revenues disaggregated by term of the contract (less than 1 year, 1 to 4 years, longer than 4 years), and by type of service (for example, firm, interruptible, other);

         7. Amount of and revenues from each service provided under R14-2-1605, and, if applicable, R14-2-1606;

         8. Value of all assets used to serve Arizona customers and accumulated depreciation;

         9.       Tabulation of Arizona electric  generation plants owned by the
                  Electric   Service   Provider   broken   down  by   generation
                  technology, fuel type, and generation capacity;

         10.      The  number  of  customers   aggregated   and  the  amount  of
                  aggregated load;

         11.      Other data requested by staff or the Commission;

         12. In addition, prior to the date indicated in R14-2-1604(D), Affected Utilities shall provide data demonstrating compliance with the requirements of R14-2-1604.

B.       No change.

C.       No change.

D.       No change.

E.       No change.

F.       No change.
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
G.       No change.

R14-2-1615. Administrative Requirements

A. Any Electric Service Provider certificated under this Article may file proposed additional tariffs for services at any time which include a description of the service, maximum rates, terms and conditions. The proposed new service may not be provided until the Commission has approved the tariff.

B.       No change.

C.       No change.

D.       No change.

R14-2-1616. Separation of Monopoly and Competitive Services

A. All competitive generation assets and competitive services shall be separated from an Affected Utility prior to January 1, 2001. Such separation shall either be to an unaffiliated party or to a separate corporate affiliate or affiliates. If an Affected Utility chooses to transfer its competitive generation assets or competitive services to a competitive electric affiliate, such transfer shall be at a value determined by the Commission to be fair and reasonable.

B. Beginning January 1, 1999, an Affected Utility or Utility Distribution Company shall not provide competitive services as defined herein, except as otherwise authorized by these rules or by the Commission. However, this rule does not preclude an Affected Utility's or Utility Distribution Company's affiliate from providing competitive services. Nor does this rule preclude an Affected Utility or Utility Distribution Company from billing its own customers for distribution service, or from providing billing services to Electric Service Providers in conjunction with its own billing or from providing meters for Load Profiled residential customers. Nor does this rule require an Affected Utility or Utility Distribution Company to separate such assets or services utilized in these circumstances. Affected Utilities and Utility Distribution Companies may provide metering, meter reading, billing, and collection services within their service territories at tariffed rates to customers that do not have access to these services.

C. An Electric Distribution Cooperative is not subject to the provisions of R14-2-1616 except if it offers competitive electric services outside of the service territory it had as of the effective date of these rules.

D. To meet the solar portfolio requirement in R14-2-1609, the Utility Distribution Company may purchase, install, and operate the solar electric systems or contract with an affiliate to meet the solar portfolio requirement.

R14-2-1617. Affiliate Transactions

A.       Separation

         An Affected Utility or Utility Distribution Company and its affiliates shall operate as separate corporate entities. Books and records shall be kept separate, in accordance with applicable Uniform System of Accounts (USOA) and Generally Accepted Accounting Procedures (GAAP). The books and records of any Electric Service Provider that is an affiliate of an Affected Utility or Utility Distribution Company shall be open for examination by the Commission and its staff consistent with the provisions set forth in R14-2-1614. All proprietary information shall remain confidential.

         1. An Affected Utility or Utility Distribution Company shall not share office space, equipment, services, and systems with its competitive electric affiliates, nor access any computer or information systems of one another, except to the extent appropriate to perform shared corporate support functions permitted under subsection (A)(2). An Affected Utility or Utility Distribution Company shall not share office space, equipment, services, and systems with its other affiliates without full compensation in accordance with subsection
                  (A)(7).

         2. An Affected Utility or Utility Distribution Company, its parent holding company, or a separate affiliate created solely for the purpose of corporate support functions, may share with its affiliates joint corporate oversight, governance, support systems and personnel. Any shared support shall be priced, reported and conducted in accordance with all applicable Commission pricing and reporting requirements. An Affected Utility or Utility Distribution Company shall not use shared corporate support functions as a means to transfer confidential information, allow preferential treatment, or create significant opportunities for cross-subsidization of its affiliates, and shall provide mechanisms and safeguards against such activity in its compliance plan.

         3. An affiliate of an Affected Utility or Utility Distribution Company shall not trade, promote, or advertise its affiliation with the Affected Utility or Utility Distribution Company, nor use or make use of the Affected Utility's name or logo in any material circulated by the affiliate, unless it discloses in plain legible or audible language, on the first page or at the first instance the Affected Utility or Utility Distribution Company name or logo appears, that:

                  a. The affiliate is not the same company as the Affected Utility or Utility Distribution Company, and

                  b. Customers do not have to buy the affiliate product in order to continue to receive quality regulated services from the Affected Utility or Utility Distribution Company.

         4. An Affected Utility or Utility Distribution Company shall not offer or provide to its affiliates advertising space in any customer written communication unless it provides access to all other unaffiliated service providers on the same terms and conditions.

         5. An Affected Utility or Utility Distribution Company shall not participate in joint advertising, marketing or sales with its affiliates. Any joint communication and correspondence with an existing customer by an Affected Utility or Utility Distribution Company and its affiliate shall be limited to consolidated billing, when applicable, and in accordance with these rules.

         6. Except as provided in subsection A(2), an Affected Utility or Utility Distribution Company and its affiliate shall not jointly employ the same employees. This rule applies to Board of Directors and corporate officers. However, any board member or corporate officer of a holding company may also serve in the same capacity with the Affected Utility or Utility Distribution Company, or its affiliate, but not both. Where the Affected Utility is a multi-state utility, is not a member of a holding company structure, and assumes the corporate governance functions for its affiliates, the prohibition outlined in this section shall only apply to affiliates that operate within Arizona

         7. Transfer of Goods and Services: To the extent that these rules do not prohibit transfer of goods and services between an Affected Utility or Utility Distribution Company and its affiliates, all such transfers shall be subject to the following price provisions:

                  a. Goods and services provided by an Affected Utility or Utility Distribution Company to an affiliate shall be transferred at the price and under the terms and conditions specified in its tariff. If the goods or service to be transferred is a non-tariffed item, the transfer price shall be the higher of fully allocated cost or the market price. Transfers from an affiliate to its affiliated Utility Distribution Company shall be priced at the lower of fully allocated cost or fair market value.

                  b. Goods and services produced, purchased or developed for sale on the open market by the Affected Utility or Utility Distribution Company will be provided to its affiliates and unaffiliated companies on a nondiscriminatory basis, except as otherwise permitted by these rules or applicable law.

         8. No Cross-subsidization: A competitive affiliate of an Affected Utility or Utility Distribution Company shall not be subsidized by any rate or charge for any noncompetitive service, and shall not be provided access to confidential utility information.

B. Access to Information As a general rule, an Affected Utility, Utility Distribution Company or Electric Service Provider shall provide customer information to its affiliates and nonaffiliates on a non-discriminatory basis, provided prior affirmative customer written consent is obtained. Any non-customer specific non-public information shall be made contemporaneously available by an Affected Utility, Utility Distribution Company or Electric Service Provider to its affiliates and all other service providers on the same terms and conditions.

C. An Affected Utility or Utility Distribution Company shall adhere to the following guidelines:

         1. Any list of Electric Service Providers provided by an Affected Utility or Utility Distribution Company to its customers which includes or identifies the Affected Utility's or Utility Distribution Company's competitive electric affiliates must include or identify non-affiliated entities included on the list of those Electric Service Providers authorized by the Commission to provide service within the Affected Utility's or Utility Distribution Company's certificated area. The Commission shall maintain an updated list of such Electric Service Providers and make that list available to Affected Utilities or Utility Distribution Companies at no cost.

         2. An Affected Utility or Utility Distribution Company may provide non-public supplier information and data, which it has received from unaffiliated suppliers, to its affiliates or nonaffiliated entities only if the Affected Utility or Utility Distribution Company receives prior authorization from the supplier.

         3. Except as otherwise provided in these rules, an Affected Utility or Utility Distribution Company shall not offer or provide customers advice, which includes promoting, marketing or selling, about its affiliates or other service providers.

         4. An Affected Utility or Utility Distribution Company shall maintain contemporaneous records documenting all tariffed and nontariffed transactions with its affiliates, including but not limited to, all waivers of tariff or contract provisions and all discounts. These records shall be maintained for a period of 3 years, or longer if required by this Commission or another governmental agency.

D. Nondiscrimination An Affected Utility, Utility Distribution Company, or their affiliates shall not represent that, as a result of the affiliation, customers of such affiliates will receive any treatment different from that provided to other, non-affiliated entities or their customers. An Affected Utility, Utility Distribution Company, or their affiliates shall not provide their
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         affiliates,  or  customers of their  affiliates,  any  preference  over non-affiliated suppliers or their customers in the provision of services. For example:

         1. Except when made generally available by an Affected Utility, Utility Distribution Company or their affiliates, through an open competitive bidding process, if the Affected Utility, Utility Distribution Company or their affiliates offers a discount or waives all or any part of any charge or fee to its affiliates, or offers a discount or waiver for a transaction in which their affiliates are involved, the entity shall contemporaneously make such discount or waiver available to all.

         2. If a tariff provision allows for discretion in its application, an Affected Utility or Utility Distribution Company shall apply that provision equally among its affiliates and all other market participants and their respective customers.

         3. Requests from affiliates and non-affiliated entities and their customers for services provided by the Affected Utility or
                  Utility Distribution Company shall be processed on a nondiscriminatory basis.

         4. An Affected Utility or Utility Distribution Company shall not condition or otherwise tie the provision of any service provided, nor the availability of discounts of rates or other charges or fees, rebates or waivers of terms and conditions of any services, to the taking of any goods or services from its affiliates.

         5. In the course of business development and customer relations, except as otherwise provided in these rules, an Affected Utility or Utility Distribution Company shall refrain from:

                  a.       Providing leads to its affiliates;

                  b.       Soliciting business on behalf of affiliates;

                  c.       Acquiring   information  on  behalf  of,  or  provide
                           information to, its affiliates;
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                  d.       Sharing market analysis  reports or any  non-publicly
                           available reports, including but not limited to market, forecast, planning or strategic reports, with its affiliates.

E. Compliance Plans No later than December 31, 1998, each Affected Utility or Utility Distribution Company shall file a compliance plan demonstrating the procedures and mechanisms implemented to ensure that activity prohibited by these rules will not take place. The compliance plan shall be submitted to the Director, Utilities Division and shall be in effect until a determination is made regarding its compliance under these rules. The compliance plan shall thereafter be submitted annually to reflect any material changes. No later than December 31, 1999, and every year thereafter until December 31, 2002, an Affected Utility or Utility Distribution Company shall have a performance audit prepared by an independent auditor to examine compliance with the rules set forth herein. Such audits shall be filed with the Director, Utilities Division. After December 31, 2002 the Director, Utilities Division may request a Utility Distribution Company to conduct such an audit.

F.       Waivers

         1. Any affected entity may petition the Commission for a waiver by filing a verified application for waiver setting forth with specificity the circumstances whereby the public interest justifies a waiver from all or part of the provisions of this rule.

         2. The Commission may grant such application upon a finding that a waiver is in the public interest.

R14-2-1618 Disclosure of Information

A. There are efforts under the auspices of the Western Conference of Public Service Commissioners to develop a tracking mechanism as to the source of electrons. To facilitate customer choice, the Commission intends to participate in developing this tracking mechanism and a
         side-by-side   comparison   for  retail   customers  on  price,   price
         variability, fuel mix, and emissions of electricity offered for sale in Arizona and the West. Until this is accomplished, R14-2-1618 is a placeholder.
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B.       Each  Load-Serving  Entity shall prepare a consumer  information  label that sets forth the following information for customers with a demand of less than 1 MW:

         1.       Price to be charged for generation services,

         2.       Average price for generation service for each customer class,

         3.       Price variability information,

         4.       Customer service information,

         5.       Composition of resource portfolio,

         6.       Fuel mix characteristics of the resource portfolio,

         7.       Emissions characteristics of the resource portfolio,

         8.       Time period to which the reported information applies.

C. The Director, Utilities Division shall develop the format and reporting requirements for the consumer information label to ensure that the information required by subsection (A) is appropriately and accurately reported and to ensure that customers can use the labels for comparisons among Load-Serving Entities. The format developed by the Director, Utilities Division shall be used by each Load-Serving Entity.

D. Each Load-Serving Entity shall include the information disclosure label in a prominent position in all written marketing materials, including electronically published materials. When a Load-Serving Entity advertises in non-print media, the marketing materials shall indicate that the Load-Serving Entity shall provide the consumer information label to the public upon request.

E. Each Load-Serving Entity shall prepare an annual disclosure report that aggregates the resource portfolios of the Load-Serving Entity and its affiliates.

F. Each Load-Serving Entity shall prepare a statement of its terms of service that sets forth the following information:

         1. Actual pricing structure or rate design according to which the customer with a load of less than 1 MW will be billed, including an explanation of price variability and price level adjustments that may cause the price to vary;
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         2.       Length  and   description  of  the  applicable   contract  and
                  provisions and conditions for early termination by either party;

         3.       Due date of bills and consequences of late payment;

         4.       Conditions under which a credit agency is contacted;

         5.       Deposit requirements and interest on deposits;

         6.       Limits on warranties and damages;

         7.       All charges, fees, and penalties;

         8. Information on consumer rights pertaining to estimated bills, third party billing, deferred payments, recission of supplier switches within 3 days of receipt of confirmation;

         9.       A toll-free telephone number for service complaints;

         10.      Low income rate eligibility;

         11.      Provisions for default service;

         12.      Applicable provisions of state utility laws; and

         13. Method whereby customers will be notified of changes to the terms of service.

G.       The consumer information label, the disclosure report, and the terms of
         service  shall  be  distributed   in  accordance   with  the  following
         requirements:

         1.       Prior to the initiation of service for any retail customer,

         2. Prior to processing written authorization from a retail customer with a load of less than 1 MW to change Electric Service Providers,

         3.       To any person upon request,

         4. Made a part of the annual report required to be filed with the Commission pursuant to law.

         5. The information described in this subsection shall be posted on any electronic information medium of the Load-Serving Entities.

H.       Failure  to  comply  with  the  rules  on  information   disclosure  or
         dissemination of inaccurate information may result in suspension or revocation of certification or other penalties as determined by the Commission.
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I.       The Commission may establish a consumer  information  advisory panel to review the effectiveness of the provisions of this Section and to make recommendations for changes in the rules.
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